TEXAS BANK

                                 PROMISSORY NOTE

$5,000,000.00                                                     June 26, 1998
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                                                                 Effective Date

                                                                 March 26, 2019
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Note Number                                                       Maturity Date


         1. Definitions. As used in this Promissory Note, the following terms have the meanings indicated below.

         "Bank" means Texas Bank and its successors and assigns.

         "Borrower" means, whether one or more, International Isotopes, Inc.

         "Business Day" means any day other than a Saturday, Sunday or any other day on which a Texas state bank is authorized to be closed.

         "Change Date" means March 26, 1999, and the same date of every third year thereafter.

         "Deed of Trust" means the Deed of Trust of even date with this Note, executed by Borrower for the benefit of Bank covering certain real and personal property located in Denton County, Texas, as it may be amended, restated, renewed and extended from time to time.

         "Effective Date" means June 26, 1998.

         "Loan Agreement" means the Construction Loan Agreement, dated the Effective Date, between Bank and Borrower, together with any and all renewals, extensions, amendments and modifications to such Construction Loan Agreement.

         "Loan Documents" has the meaning assigned to such term in the Loan Agreement.

         "Loan Rate" means eight and one-half percent (8.50%) per annum from the Effective Date through the day before the first Change Date. Effective the first Change Date and thereafter the Loan Rate shall be the Prime Rate on each Change Date. The Loan Rate is fixed between each Change Date.

         "Maturity Date" means March 26, 2019.

         "Maximum Rate" means at the particular time in question the maximum rate of interest which, under applicable law, may then be charged on this Note. If such maximum rate of interest changes after the date hereof and this Note provides for a fluctuating rate of interest, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective date of each change in such maximum rate. If applicable law ceases to provide for such maximum rate of interest, the Maximum Rate means eighteen percent (18%) per annum.

         "Note" means this Promissory Note and all modifications, increases, replacements, renewals, and extensions of this Promissory Note.

         "Prime Rate" means an index which is the published Prime Lending Rate in The Wall Street Journal for large, money center banks. If more than one Prime Rate is published the highest shall be used.


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

         2. Promise to Pay. For value received, Borrower, (jointly and severally if more than one), unconditionally hereby promises to pay to the order of Bank, at its principal place of business located at 729 Fort Worth Drive, Denton, Texas 76202, or at such other place as the holder of this Note may hereafter designate, the principal sum of Five Million and no/100 Dollars ($5,000,000.00) or so much thereof as may be advanced, in lawful money of the United States of America for the payment of private debts, together with interest on the unpaid principal balance from time to time owing hereon computed from the date hereof until maturity at a per annum rate which shall be, except as otherwise provided in this Note, the lesser of (a) the Loan Rate in effect from day to day, or (b) the Maximum Rate. Interest on this Note is computed on a 365/360 simple interest basis; that is by applying the ratio of the annual interest over a year of 360 days times the outstanding principal balance, times the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days as the case may be. All past due principal and matured interest, at Bank's option, shall bear interest at the Maximum Rate. This Note is subject to multiple advances but this Note does not have a revolving credit feature.

         3. Prime Rate. If The Wall Street Journal no longer publishes the Prime Rate, then Bank shall select another comparable, nationally recognized index, at its reasonable discretion, and shall provide Borrower written notice thereof. Borrower understands that the Prime Rate may or may not be the lowest rate charged by Bank from time to time on similar loans, and that Bank may make loans based on other indices as well.

         4. Payments. This Note is payable as follows: accrued interest shall be due and payable on July 26, 1998, and on the same day of each succeeding calendar month through March 26, 1999. Thereafter principal and interest shall be payable in equal monthly installments of $43,391.16 (subject to an adjustment in the installment amount caused by a change in the Loan Rate) with the first of such installments due on April 26, 1999, and a like installment shall be due on the same day of each succeeding calendar month thereafter until the Maturity Date, on which date all unpaid principal and accrued, unpaid interest shall be due and payable. On each Change Date Bank will determine the amount of the monthly installment which would be sufficient to amortize the unpaid principal (based on a 20-year amortization as of the first Change Date, and reduced by three [3] years on each succeeding Change Date) by the stated Maturity Date in substantially equal payments, which payments shall include accrued interest. The result of this calculation will be Borrower's new monthly payment until the payment following the next Change Date. Bank will provide Borrower with written notice of any change in the interest rate and monthly payment from time to time either prior to or as these changes become effective. If any payment of principal or interest on this Note shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. All regularly scheduled payments of the indebtedness evidenced by this Note shall be applied first to any accrued, unpaid interest then due and payable hereunder and then to the principal amount then due and payable. All non-regularly scheduled payments and payments made after an Event of Default has occurred and is continuing shall be applied to such indebtedness (including collection costs) in such order and manner as the holder of this Note may from time to time determine in its sole discretion. Borrower agrees that all payments of any obligation due hereunder shall be final, and if any such payment is recovered in any bankruptcy, insolvency or similar proceedings instituted by or against Borrower, all obligations due hereunder shall be automatically reinstated in respect of the obligation as to which payment is so recovered.

         5. Prepayment. Borrower may prepay this Note in part or in full without penalty before final maturity, whether by cash, a new loan, renewal, or otherwise. Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Bank pertaining to this loan, and in no event will Borrower ever be required to pay any unearned interest. Early payments will not, unless agreed in writing, relieve Borrower of Borrower's obligation to continue to


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make payments under the above payment schedule. Upon a prepayment in full, points, if any, are not refundable except and to the extent the total interest and points for the time the loan is outstanding would exceed the maximum interest allowed by law at the time of prepayment.

         6. Waiver. Except as otherwise provided herein, Borrower hereby waives all notices of nonpayment, demands for payment, presentments for payment, notices of intention to accelerate maturity, notices of actual acceleration of maturity, grace, protests, notices of protest, and any other demands or notices of any kind as to this Note, diligence in collection hereof and in bringing suit hereon, and any notice of, or defense on account of, the extension of time of payments or change in the method of payments, and without further notice hereby consents to any and all renewals and extensions in the time of payment hereof either before or after maturity and the release of any party primarily or secondarily liable hereon. Borrower agrees that Bank's acceptance of partial or delinquent payments, or failure of Bank to exercise any right or remedy contained herein or in any instrument given as security for the payment of this Note shall not be a waiver of any obligation of Borrower to Bank or constitute waiver of any similar default subsequently occurring. The holder of this Note is entitled to the benefits and security provided in the Loan Documents.

         7. Events of Default and Remedies. At the option of Bank, the entire unpaid principal balance and accrued interest owing hereon shall at once become due and payable without notice or demand upon the occurrence at any time of any of the following "Events of Default" (herein so called):

            A. The failure of Borrower to pay (or cause to be paid) any installment of principal or interest of this Note in accordance with its terms, through acceleration, or otherwise and such failure continues for more than five
(5) days after written notice thereof shall have been given by Bank to Borrower; provided, however, Bank is not obligated to provide more than three (3) such notices during any twelve (12) month period; or

            B. A Default occurs under the Loan Agreement.

            C. Any natural person who guarantees, in whole or in part, Borrower's payment of this Note and/or performance under any Loan Document, dies.

            It is understood and agreed by Borrower that the foregoing "Events of Default" are cumulative and in addition to any "Defaults" or "Events of Default" contained in the other Loan Documents, or other documents modifying, renewing, extending, evidencing, securing or pertaining to this Note or the loan evidenced hereby. Upon the occurrence of any of the Events of Default, and if such has not been cured within the designated period of time, if any, then the holder hereof may, at its option, do any one or more of the following: (a) declare the entire unpaid balance of principal of and accrued, unpaid interest upon this Note to be immediately due and payable, (b) reduce any claim to judgment, (c) foreclose all liens and security interests securing payment thereof or any part thereof, and/or (d) without notice of default or demand, pursue and enforce any of Bank's other rights and remedies provided under or pursuant to any applicable laws or agreement. All rights and remedies of Bank shall be cumulative and concurrent and may be pursued singularly, successively, or together, at the sole discretion of Bank, and may be exercised as often as the occasion therefor shall arise. Failure by Bank to exercise any right or remedy upon the occurrence of an Event of Default shall not constitute a waiver of the right to exercise such right or remedy upon the occurrence of any subsequent Event of Default. In the event that Bank, after the occurrence of an Event of Default hereunder, consults an attorney regarding the enforcement of any of its rights under this Note or if this Note is placed in the hands of an attorney for collection or if suit be brought to enforce this Note, Borrower promises to pay all costs thereof, including reasonable attorneys' fees. Such costs and attorneys' fees shall include, without limitation, costs and reasonable attorneys' fees incurred by Bank in any appellate proceedings or in any proceedings under any present or future federal bankruptcy act, state receivership law or probate.

         8. Usury. This Note and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall,


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for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Bank's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and Bank that all excess amounts theretofore collected by Bank be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Bank under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Bank to contract for, charge or receive a greater amount of interest, Bank will rely on federal law instead of the Texas Finance Code, as supplemented by Texas Credit Title, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Texas Finance Code, as supplemented by Texas Credit Title, or under other applicable law, by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that Chapter 303 of the Texas Finance Code, is applicable to this Note, the "weekly ceiling" specified in such Chapter 303 is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

         9. GOVERNING LAW AND VENUE. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA. BORROWER AGREES THAT THIS NOTE IS PERFORMABLE IN DENTON COUNTY, TEXAS AND THAT SUCH COUNTY IS PROPER VENUE FOR ANY ACTION OR PROCEEDING INVOLVING THIS NOTE TO THE EXCLUSION OF ALL OTHER VENUES.

         10. Miscellaneous.

             A. Notices or communications to be given under this Note shall be given to the respective parties in writing as set forth in the Loan Agreement.

             B. Time is of the essence of this Note.

             C. This Note may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, termination or discharge is sought.


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             D. This Note is secured, in part, by the Deed of Trust to which reference is hereby made for a description of the mortgaged premises, the nature and extent of the security, and the rights of the Bank in respect thereof.

             E. This Note and all the covenants, promises and agreements contained herein shall be binding upon Borrower's successors, assigns, heirs and personal representatives and inure to the benefit of Bank's successors and assigns.

             Effective June 26, 1998.

                                     INTERNATIONAL ISOTOPES, INC.


                                     By:_______________________________________
                                     Name:_____________________________________
                                     Title:____________________________________


                                     By:_______________________________________
                                     Name:_____________________________________
                                     Title:____________________________________


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